UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2016

McGRAW HILL FINANCIAL, INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 27, 2016, the Board of Directors of McGraw Hill Financial, Inc. (the "Company") amended and restated the Company's By-Laws (the "Amended and Restated By-Laws") to implement a proxy access by-law. Article II, Section 3 of the Amended and Restated By-Laws permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 3.
The Amended and Restated By-Laws also make clarifications, updates and other, non-substantive changes that are primarily intended to give the Company additional flexibility in conducting Board and Shareholder meetings and in addressing Director nominations or other business proposed by shareholders.
This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed as Exhibit 3(ii) to this Report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1 The By-Laws of McGraw Hill Financial, Inc., as amended and restated on January 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

McGraw Hill Financial, Inc.

/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: February 2, 2016